Exhibit 99.(14)

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Comparison of Other Service Providers”, “Financial Statements and Experts” and “Representations and Warranties” in the Joint Proxy Statement and Prospectus and “Financial Statements” in the Statement of Additional Information of Morgan Stanley Institutional Fund Trust included in this Registration Statement on Form N-14. We also consent to the incorporation by reference of our reports, dated November 23, 2011, on the financial statements and financial highlights of Mid Cap Growth Portfolio and Balanced Portfolio, two of the seven portfolios constituting Morgan Stanley Institutional Fund Trust and Morgan Stanley Mid Cap Growth Fund as of September 30, 2011, and September 22, 2011, on the financial statements and financial highlights of Morgan Stanley Global Strategist Fund as of July 31, 2011, included in this Registration Statement on Form N-14.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts
July 19, 2012